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                                                                    EXHIBIT 10.7

                     [SILVERLEAF RESORTS, INC. LETTERHEAD]


MEMORANDUM

DATE:     August 21, 1997

TO:       Sharon K. Brayfield and James B. Francis, Jr.

FROM:     Robert E. Mead

RE:       Tom Franks Home-1504 Cottonwood Valley Circle, Irving, Texas

==============================================================================

Per our discussion on Tuesday, august 19, 1997, Silverleaf Resorts, Inc. entered into an agreement to purchase a house which would be rented to tom Franks for a period of thirteen months for an amount that would cover monthly principal, interest, homeowners associations dues, taxes and insurance. The principal and interest will be deducted from Tom's payroll check monthly and the homeowners associations dues, taxes and insurance will be reimbursed by Tom to the company upon invoice.

Additionally, the house which cost $522,000.00 required a down payment of $104,400.00 with a note payable of $417,600.00 at a favorable loan factor of
2.4 percentage points plus the Current Index which is the "Twelve Month Average of One-Month LIBOR" rate as published each month by FNMA.

Tom will pay Silverleaf Resorts, Inc. eight percent (8%) interest on $112,965.49 (down payment plus related closing costs of $14,857.93 less credits of $6,292.44 for 1997 taxes) plus actual legal fees due to George Bedell of approximately $500.00. This principal and interest will be due to Silverleaf on the thirteenth month after closing.

Upon reaching the thirteenth month after closing. Tom will purchase the house for the original purchase price or make other living arrangements.

This arrangement was necessary due to the lack of available housing in an appropriate location on a lease basis.

Agreed:                            Agreed:


/s/ THOMAS C. FRANKS               /s/ SHARON K. BRAYFIELD
-----------------------            ------------------------------------------
Thomas C. Franks                   Sharon K. Brayfield, Executive Committee

                                   /s/ JAMES B. FRANCIS, JR.
                                   ------------------------------------------
                                   James B. Francis, Jr., Executive Committee

                                   /s/ ROBERT E. MEAD
                                   ------------------------------------------
                                   Robert E. Mead, Executive Committee